FOR  IMMEDIATE  RELEASE

Contact:   Steve Solomon                      Investor Relations:
           Citadel Security Software, Inc     Mathew Henderson
           (214) 750-2454                     CEOcast, Inc.
           Ssolomon@citadel.com               (212) 732-4300 x225


          CITADEL SECURITY SOFTWARE REPORTS FIRST QUARTER 2003 RESULTS

 Company Completes $3.5 Million Private Placement to Support Growth Initiatives

DALLAS, TEXAS-MAY 15, 2003-Citadel Security Software Inc. (OTCBB:CDSS), a leader in automated vulnerability remediation (AVR) and policy compliance solutions, today announced financial results for the first quarter ended March 31, 2003. Revenue for the first quarter of 2003 increased 207% to $274,000 versus $89,000 for the first quarter of 2002. The loss from operations for the three months ended March 31, 2003 was $1,238,000, a $0.07 loss per share versus a loss from operations of $570,000, a $0.05 loss per share for the three months ended March 31, 2002. The Company has also closed a $3.5 million private placement of common stock and warrants to position the company for growth in the second half of 2003.

"The company is in the best position that it has ever been to lead the multi-billion dollar automated vulnerability remediation ("AVR") market category. The sales pipeline opportunities for Hercules continue to grow with an excess of 500,000 seats currently in customer pilot programs" said Steve Solomon, Citadel's CEO. "Our revenue through the first half of the second quarter is up over 100% from the first quarter and interest in Hercules continues to grow with more awareness of the need to remediate system vulnerabilities due to mandates such as HIPAA, Gramm-Leach-Bliley, Sarbanes-Oxley and security initiatives such as the National Strategy to Secure Cyberspace. We remain confident that we will reach our previously announced full-year revenue target of $7.5million and achieve operating profitability during the second half of 2003."

Some of the highlights for the first quarter included:
- The Company announced the beta release of Hercules version 2.0 in March 2003, with availability in May, 2003. Hercules 2.0 adds UNIX-Solaris and Linux-Red Hat in addition to Windows, which addresses the Hercules market potential for enterprise organizations running multiple operating system platforms.


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-    Hercules 2.0 is undergoing Common Criteria ("CC") certification making the
     Hercules technology the first AVR solution to undergo CC certifications and will set the CC standard for vulnerability remediation products that may follow.

- Citadel, GuardedNet, NetContinuum, SPI Dynamics and Teros joined together to propose a new XML standard to define, categorize and classify application vulnerabilities in a standardized fashion that can be understood and used by a variety of security products throughout the application security lifecycle. The new Application Vulnerability Description Language (AVDL), to be managed through the OASIS consortium, will enable customers to more easily manage and reduce security risk in constantly changing web application environments.

- Citadel and VIGILANTe formed a partnership to provide a full seamless integration of SecureScan, Vigilante's assessment solution and Hercules, the only AVR solution that imports and remediates vulnerability data. We continue to see strong interest from other partners and security integrators. Citadel will continue to strategically evaluate these opportunities and expect to announce additional partnerships in the second quarter.

- Two healthcare organizations, AllHealth and Children's Health Corporation, recommended Citadel's security solutions to address the mandates surrounding HIPAA and their organization's internal security initiatives. Due to the sensitive nature of patient information, healthcare organizations must proactively protect against the enormous number of security vulnerabilities that plague many IT networks.

- The Company expanded its sales territories with the addition of sales professionals in San Francisco, Los Angeles and Washington DC and expects to place sales professionals in the Midwest, Southeast and on the East Coast in the coming months.

ABOUT  CITADEL
Citadel Security Software, Inc., a leader in automated vulnerability remediation and policy enforcement solutions, helps enterprises effectively neutralize security vulnerabilities. Citadel's patent-pending Hercules(R) technology provides users with full control over the automated remediation process, enabling efficient aggregation, prioritization and resolution of vulnerabilities detected by industry-standard vulnerability assessment tools. Winshield(R) SecurePC(TM) and NetOFF(TM) products enable companies to enforce security policies from a single point of control. Citadel's solutions enable organizations to ensure the confidentiality of information, reduce the time and costs associated with the inefficient manual remediation process, and facilitate compliance with organizational security policies and government mandates such as HIPAA and Gramm-Leach-Bliley legislation. For more information on Citadel, visit www.citadel.com, or contact the company at (214) 520-9292.


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                                      # # #

Safe Harbor/Forward-looking Statements:
Except for the historical information contained herein, this news release contains forward looking statements that are subject to risks and uncertainties, including the current economic and geopolitical environment, information technology spending trends, lack of Citadel operating history, uncertainty of product acceptance, whether growth in licenses of Hercules is achieved in a manner consistent with Citadel's assumptions, uncertainty of ability to compete effectively in a new market and the uncertainty of profitability and cash flow of Citadel. Revenue and profitability estimates described above are meant to provide guidance only and are subject to revision as the Company's operating environment changes. These risks and uncertainties may cause actual outcomes and results to differ materially from expectations in this press release. These and other risks are detailed in Citadel's reports on Form 10-QSB for the three months ended March 31, 2003 and Form 10-KSB for the year ended December 31, 2002 on file with the Securities and Exchange Commission.



                         CITADEL  SECURITY  SOFTWARE  INC.
                       UNAUDITED  STATEMENTS  OF  OPERATIONS

                                                               Three Months Ended
                                                                    March 31,
                                                       ------------------------------
                                                            2003             2002
                                                       ---------------  -------------
Revenue
   License fees                                        $     187,598    $     87,750
   Customer support and services                              86,332           1,526
                                                       ---------------  -------------
                                                             273,930          89,276

Costs of revenue
   Software amortization                                      46,446           5,000
   Customer support costs                                     21,787               -
   Shipping and other costs                                      567           2,092
                                                       ---------------  -------------
   Total costs of revenue                                     68,800           7,092

Operating expenses
   Selling, general and administrative expense             1,285,645         594,162
   Product development expense                                65,705          40,675
   Depreciation expense                                       38,044          16,929
                                                       ---------------  -------------
Total operating expenses                                   1,389,394         651,766
                                                       ---------------  -------------
Operating loss                                            (1,184,264)       (569,582)

Interest expense                                             (53,418)             -
                                                       ---------------  -------------
Loss before income taxes                                  (1,237,682)       (569,582)
Provision for income taxes                                        -                -
                                                       ---------------  -------------
Net loss                                               $  (1,237,682)   $   (569,582)
                                                       ===============  =============
Weighted average common shares outstanding - basic
   and diluted                                            18,300,438      12,458,687
                                                       ===============  =============
Net loss per share - basic and diluted                 $       (0.07)   $      (0.05)
                                                       ===============  =============


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
                                        CITADEL SECURITY SOFTWARE INC.
                                                BALANCE SHEETS
                                                                                     March 31,
                                                                                       2003         December 31,
                                                                                    (unaudited)         2002
                                                                                    ------------  --------------
                                                ASSETS
                                                ------
CURRENT ASSETS
   Cash and cash equivalents                                                        $   123,996   $      12,829
   Accounts receivable - trade,
     less allowance of $21,702 and $20,000                                              131,475         166,665
   Note receivable                                                                           -          201,000
   Prepaid expenses and other current assets                                            127,224          56,197
                                                                                    ------------  --------------
   Total current assets                                                                 382,695         436,691


PROPERTY AND EQUIPMENT, net                                                             450,594         432,461
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
   accumulated amortization of $2,717,702 and $2,671,256                              1,091,374         651,554
OTHER ASSETS                                                                             17,243          17,243
                                                                                    ------------  --------------
TOTAL ASSETS                                                                       $  1,941,906    $  1,537,949
                                                                                    ============  ==============

                    LIABILITIES AND STOCKHOLDERS' DEFICIT
                    -------------------------------------
CURRENT LIABILITIES
   Accounts payable and accrued expenses                                            $ 1,517,566    $  1,416,196
   Payroll tax obligations                                                              716,840         788,562
   Accrued compensation                                                                 195,192         265,440
   Deferred revenue                                                                     138,837         150,193
   Notes payable to shareholders, net of
      debt discount of $12,000 and $47,083                                              213,000         402,917
   Notes and advances payable to related parties                                         27,986         841,541
                                                                                    ------------  --------------
   Total current liabilities                                                          2,809,421       3,864,849

COMMITMENTS AND CONTINGENCIES (NOTE D)

PREFERRED STOCK
   1,000,000 shares authorized; no shares issued or outstanding
COMMON STOCK - $.01 par value; 50,000,000 shares authorized;
   20,068,077 and 15,255,577 shares issued                                              200,680         152,555
ADDITIONAL PAID-IN CAPITAL                                                           31,538,274      28,889,332
ACCUMULATED DEFICIT                                                                 (32,606,469)    (31,368,787)
                                                                                    ------------  --------------
STOCKHOLDERS' DEFICIT                                                                  (867,515)     (2,326,900)
                                                                                    ------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                         $ 1,941,906    $  1,537,949
                                                                                    ============  ==============


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